Exhibit 99.1

New York Mortgage Trust Reports Second Quarter 2012 Results

NEW YORK, NY – August 7, 2012 (GLOBE NEWSWIRE) – New York Mortgage Trust, Inc. (Nasdaq: NYMT) (“NYMT” or the “Company”) today reported results for the three and six months ended June 30, 2012.

Summary of Second Quarter 2012:

●
Net income attributable to common stockholders of $5.1 million, representing net income per weighted average share of $0.34 for the quarter ended June 30, 2012, as compared to $4.2 million of net income attributable to common stockholders and net income per weighted average share of $0.44 for the quarter ended June 30, 2011.

●
Net income per weighted average share of $0.18 after excluding $0.2 million of net unrealized gains related to investment securities and related hedges associated with Agency IO investments and $2.2 million of unrealized gains related to the fair value adjustment for the Company’s multi-family loans held in securitization trusts, which we refer to as “adjusted net income.”

●	Second quarter 2012 adjusted portfolio net interest margin was 595 basis points.

●	Declared second quarter dividend of $0.27 per common share that was paid on July 25, 2012.

●	Book value per common share of $6.51 as of June 30, 2012 as compared to $6.49 per common share as of March 31, 2012 and $6.12 per common share at December 31, 2011.

●
Purchased approximately $59.1 million in multi-family CMBS, financed, in part, with $26.0 million of net proceeds received from the completion of our first multi-family CMBS re-securitization and with the net proceeds from the Company’s May 2012 public equity offering.

●	Received net proceeds of approximately $20.0 million and $33.1 million from public stock offerings in May 2012 and July 2012, respectively.

Company Overview

NYMT is an internally managed real estate investment trust, or REIT, which invests in mortgage-related and financial assets. The Company currently targets multi-family CMBS and Agency RMBS, including Agency ARMs and Agency IOs. RiverBanc, LLC and The Midway Group, L.P. provide investment management services to the Company with respect to certain of its targeted asset classes. For a list of defined terms used from time to time in this press release, see “Defined Terms” below.

Management Overview

Steven Mumma, NYMT’s CEO and President, commented “The 2012 second quarter was highlighted by a number of significant achievements for the Company, including the successful completion of a re-securitization of certain of our multi-family CMBS, which represents a long term structured financing of these assets at a bond equivalent yield of 9.5%, the consummation of a public equity offering which should serve to further reduce our expense load on a per share basis, and the continued expansion of our multi-family CMBS portfolio with the purchase of approximately $59.1 million of first loss and IO securities issued by certain Freddie Mac-sponsored multi-family securitizations. Moreover, subsequent to the end of the quarter we raised an additional $33.1 million of net proceeds through a public stock offering with the proceeds deployed into Agency RMBS that we believe will generate attractive risk adjusted returns.”

“Overall, management is pleased with the performance of our portfolio during the quarter and believes the Company is well positioned for the current volatile markets. Our multi-family CMBS investments continued to perform well, adding approximately $2.2 million of net unrealized gains during the quarter.  We expect these assets to continue to perform well, particularly given the anticipated continued strength in the multi-family sector. Net income per share and adjusted net income per share for the 2012 second quarter performed in line with our expectations.  These measures were impacted negatively by the timing of one of our mult-family investments which did not fund until the end of June.  Based on the current interest rate environment and credit market conditions, management is comfortable with the run rate of our portfolio.”

“Looking forward, we intend to continue to pursue investment opportunities in the multi-family CMBS and Agency RMBS sectors, as well as opportunistic purchases of residential distressed mortgage loans.  Management is pleased with the Company’s continued transformation and the results of our diversified portfolio strategy and we are excited about the investment platform we have built to date and the opportunity for further growth.”

Loan Consolidation Reporting Requirement for Certain Multi-Family CMBS Investments

Of the Company’s investments during the second quarter of 2012, the Company purchased two multi-family commercial mortgage-backed securities representing 100% of the first loss security issued by certain Freddie Mac-sponsored multi-family securitizations for approximately $43.8 million.  Based on a number of factors, the Company determined these securitizations were variable interest entities (“VIE”), and that, as of the respective date of our purchase of these securities, we were the primary beneficiary of these VIEs. As a result, the Company is required to consolidate the underlying multi-family loans, related debt, interest income and interest expense of these securitizations in the Company’s financial statements. The Company has elected the fair value option for each of the assets and liabilities of these securitizations, which requires that changes in valuations in the assets and liabilities of these multi-family securitizations be reflected in the Company’s statement of operations. The Company previously reported its purchase of the first loss security of another Freddie Mac-sponsored multi-family securitization during the quarter ended March 31, 2012, which was also determined to be a VIE and was also required to be consolidated, bringing the total number of multi-family loan securitizations consolidated in the Company’s financial statements at June 30, 2012 to three. These three VIEs, which are consolidated in our financials, and which we refer to collectively as the “Consolidated K-Series,” are comprised of an aggregate of $3.9 billion in multi-family loans held in securitization trusts and $3.8 billion in multi-family CDOs.  In addition, as a result of the consolidation of the Consolidated K-Series, the Company’s statement of operations for the three and six months ended June 30, 2012 included $18.8 million and $31.0 million in interest income, respectively and $17.5 million and $29.1 million in interest expense, respectively. In addition, for the three and six months ended June 30, 2012, the Company recognized a $2.2 million and $4.2 million, respectively, unrealized net gain in the statement of operations as a result of the fair value accounting method election for the Consolidated K-Series.  The Company does not have any claims to the assets (other than the securities represented by the first loss securities issued by the Consolidated K-Series that are owned by us) or obligations for the liabilities of the Consolidated K-Series. As of June 30, 2012, the Company’s maximum exposure to loss from the Consolidated K-Series is the aggregate net carrying value of $86.8 million.

Results from Operations

For the three months ended June 30, 2012, the Company reported net income attributable to common stockholders of $5.1 million as compared to $4.2 million for the three months ended June 30, 2011. The $0.9 million increase in net income attributable to common stockholders for the quarter ended June 30, 2012, as compared to the quarter ended June 30, 2011, was due primarily to: a $0.5 million increase in net interest margin on the Company’s investment portfolio and loans held in securitization trusts; a net increase of $3.1 million in unrealized gains; a $0.3 million decrease in provision for loan loss for the residential loans held in securitization trusts and a $0.8 million decrease in general, administrative and other expenses; partially offset by a $3.7 million decrease in net realized gain on securities and related hedges and a $0.1 million decrease in income from investment in limited partnership.

The increase in net interest margin for the three months ended June 30, 2012, as compared to the three months ended June 30, 2011, was primarily due to an increase in average earning assets of approximately $67.7 million, which was mainly driven by the Company’s investments in multi-family CMBS. Net interest spread decreased by approximately 70 basis points for the quarter ended June 30, 2012 as compared to the same period the previous year.  The decrease was due in large part to an increase in CPRs in certain of our Agency ARM and Agency IO securities.

The $3.1 million increase in net unrealized gains and losses is due primarily to a $2.2 million net unrealized gain related to our multi-family loans and debt held in securitization trusts in the current period as compared to a net unrealized loss of $0.7 million related to our Agency IO portfolio for the period ended June 30, 2011.

Finally, the $3.7 million decrease in net realized gain on securities and related hedges is primarily due to the realized gains from the sale of certain CLOs during the three months ended June 30, 2011. The Company did not sell any CLOs during the three months ended June 30, 2012.

Book value per common share as of June 30, 2012 was $6.51, representing an increase of $0.02 per common share from March 31, 2012 and $0.39 per common share from the Company’s book value at December 31, 2011.  The book value included net unrealized gains of $0.92 per common share, which is presented as accumulated other comprehensive income.

A reconciliation between net income excluding the unrealized gains and losses on investment securities and related hedges associated with our Agency IO investments and our multi-family loans and debt held in securitizations trusts and GAAP net income attributable to common stockholders for the three months ended June 30, 2012 and 2011, respectively, is presented below (dollar amounts in thousands, except per share):

	For the Three Months Ended June 30, 2012		For the Three Months Ended June 30, 2011
	Amounts	Per Share	Amounts	Per Share

Net Income Attributable to Common Stockholders – GAAP	$5,137	$0.34	$4,169	$0.44
Adjustments:
Unrealized net (gains) losses on investment securities and related hedges associated with Agency IO investments	(171)	(0.01)	695	0.07
Unrealized gains on multi-family loans and debt held in securitization trusts	(2,205)	(0.15)	—	—
Net income attributable to common stockholders excluding unrealized gains and losses	$2,761	$0.18	$4,864	$0.51

Portfolio Allocation

The following table sets forth our allocated equity by investment type at June 30, 2012 (dollar amounts in thousands):

	Agency ARMs	Agency IOs	Multi- Family CMBS (1)	Residential Securitized Loans	Other (2)	Total

Carrying value	$57,844	$70,369	$3,876,350	$196,378	$35,837	$4,236,778
Liabilities:
Callable (3)	(50,299)	(62,292)	(19,800)	-	(6,480)	(138,871)
Non callable	-	-	(3,794,160)	(190,637)	(45,000)	(4,029,797)
Hedges (Net) (4)	88	10,143	-	-	-	10,231
Cash	-	27,028	-	-	8,621	35,649
Other	-	1,056	84	1,462	(3,601)	(999)

Net equity allocated	$7,633	$46,304	$62,474	$7,203	$(10,623)	$112,991

(1)
The Company determined it is the primary beneficiary of the Consolidated K-Series and has consolidated the Consolidated K-Series into the Company’s financial statements.  A reconciliation to our financial statements as of June 30, 2012 follows:

Multi-Family loans held in securitization trusts, at fair value	$3,854,884
Multi-Family CDOs, at fair value	(3,768,116)
Net equity	86,768
CMBS, at fair value (available for sale)	21,466
Total CMBS, at fair value	108,234
Securitized debt	(26,044)
Repurchase agreements	(19,800)
Other	84
Net Equity in Multi-Family CMBS	$62,474

(2)
Other includes $26.8 million in CLOs, $1.8 million in loans held for investment, $2.9 million in non- Agency RMBS and $1.5 million in investment in limited partnership. Other callable liabilities include a $6.5 million repurchase agreement on our CLO securities and other non-callable liabilities consist of $45.0 million in subordinated debentures.

(3)	Includes repurchase agreements.
(4)	Includes derivative assets, receivable for securities sold, derivative liabilities, payable for securities purchased and restricted cash posted as margin.

Portfolio Asset Yields

The following table summarizes the Company’s significant assets at or for the quarter ended June 30, 2012, classified by relevant categories (dollar amounts in thousands):

	Carrying Value	Coupons(1)	Yield(1)	CPR(1)
Agency RMBS	$57,844	3.54%	1.54%	24.8%
Agency IOs	70,369	5.81%	14.17%	19.4%
CMBS(2)	108,234	0.08%	13.42%	NA
Residential Securitized Loans	196,378	2.95%	2.87%	7.4%
CLO	26,801	4.41%	40.09%	NA

(1)	Coupons, yields and CPRs are based on second quarter 2012 weighted average balances. Yields are calculated on amortized cost basis

(2)	CMBS carrying value, coupons and yield calculations are based on the underlying CMBS that are owned by the Company and do not include the consolidated balances, as discussed above.

Additional Information

As of June 30, 2012, the Company funded a portion of its investment portfolio with $138.9 million of repurchase agreement borrowings with an average interest rate of 1.79%.  In addition, as part of the hedging strategy for its Agency IOs, the Company had a net long position $274.3 million of To-Be-Announced (“TBA”) securities as of June 30, 2012.

As of June 30, 2012, the Company had $196.4 million of residential mortgage loans held in securitization trusts (net) permanently financed with $190.6 million of residential collateralized debt obligations. As of June 30, 2012, delinquencies greater than 60 days on loans held in securitization trusts represented 8.61% of the loan portfolio.  As of June 30, 2012, the Company had reserves totaling $2.6 million for loan losses. In addition, as of June 30, 2012, the Company’s balance sheet included seven real estate owned properties totaling $1.5 million.

On May 23, 2012, a subsidiary of the Company (the “2012-RS1 Trust”) completed a re-securitization of multi-family CMBS, resulting in net cash proceeds to the Company of approximately $26.0 million after deducting expenses associated with the transaction. As part of the securitization transaction, the 2012-RS1 Trust issued a Class A Senior Note and a Class B Note. The Class A Note, which was sold to an institutional investor at a discount providing a bond equivalent yield of 9.5% to the purchaser, has a coupon of 5.35% in the initial aggregate principal face amount of $35.0 million.  The Class A Note holder is entitled to receive all distributions of principal and interest from the multi-family CMBS pledged to secure the Notes until the Class A Note is fully repaid, which is expected to occur by January 2022.  After the Class A Note is fully repaid, as the holder of the Class B Note and the 2012-RS1 Trust ownership certificates, the Company will receive all remaining cash flow from the 2012-RS1 Trust.

The notes issued by the 2012-RS1 Trust are secured by the multi-family CMBS that are comprised of the Company’s interest in the first loss tranche (which are PO securities) and certain IO securities issued by three separate Freddie Mac-sponsored multi-family loan securitizations. The notes are not callable due to collateral valuation or performance. The Company has consolidated the 2012-RS1 Trust on its financial statements beginning with the quarter ended June 30, 2012.

Analysis of Changes in Book Value

The following table analyzes the changes in book value for the three months ended June 30, 2012 (amounts in thousands, except per share):

	Three Months Ended June 30, 2012
	Amount	Shares	Per Share(1)
Beginning Balance	$91,956	14,175	$6.49
Stock issuance, net	20,286	3,194	0.00
Balance after share issuance activity	112,242	17,369	6.46
Dividends declared	(4,690)		(0.27)
Net change AOCI:(2)
Hedges	61		0.00
RMBS	464		0.03
CMBS	119		0.01
CLOs	(342)		(0.02)
Net income excluding unrealized gains and losses on Agency IOs and related hedges and multi-family loans and debt held in securitization trusts	2,761		0.16
Unrealized net gains (losses) on Agency IOs and related hedges	171		0.01
Unrealized gains on multi-family loans and debt held in securitization trusts	2,205		0.13
Ending Balance	$112,991	17,369	$6.51

(1)	Outstanding shares used to calculate book value per share for the quarter ended period is based on outstanding shares as of June 30, 2012 of 17,369,374.
(2)	Accumulated other comprehensive income (“AOCI”).

Conference Call

On Wednesday August 8, 2012, at 9:00 a.m. Eastern Time, New York Mortgage Trust's executive management is scheduled to host a conference call and audio webcast to discuss the Company's financial results for the three and six months ended June 30, 2012. The conference call dial-in number is (877) 312-8806. The replay will be available until Wednesday, August 15, 2012 and can be accessed by dialing (855) 859-2056 and entering passcode 17260912. A live audio webcast of the conference call can be accessed via the Internet, on a listen-only basis, at the Company's website at http://www.nymtrust.com.  Please allow extra time, prior to the call, to visit the site and download the necessary software to listen to the Internet broadcast.

Second quarter 2012 financial and operating data can be viewed on the Company’s Quarterly Report on Form 10-Q, which is expected to be filed with the Securities and Exchange Commission on or about August 8, 2012. A copy of the Form 10-Q will be posted at the Company’s website as soon as reasonably practicable following its filing with the Securities and Exchange Commission.

Non-GAAP Financial Measures

In addition to disclosing financial results calculated in accordance with United States generally accepted accounting principles (GAAP), this press release presents a non-GAAP financial measure that excludes certain items. This non-GAAP financial measure, which is referred to as “net income attributable to common stockholders excluding unrealized gains and losses on investment securities and related hedges associated with Agency IO investments and multi-family loans and debt held in securitizations trusts,” is provided to enhance the user's overall understanding of our financial performance. Specifically, management believes the non-GAAP financial measure provides useful information to investors by excluding or adjusting certain items affecting reported operating results that were unusual or not indicative of our core operating results. The non-GAAP financial measure presented by the company should not be considered a substitute for, or superior to, the financial measures calculated in accordance with GAAP. Moreover, this non-GAAP financial measure may not be comparable to similarly titled measures reported by other companies. The non-GAAP financial measure included in this earnings release has been reconciled above to the nearest GAAP measure, which is GAAP net income attributable to common stockholders.

Defined Terms

The following defines certain of the commonly used terms in this press release: “RMBS” refers to residential mortgage backed securities comprised of adjustable-rate, hybrid adjustable-rate, fixed-rate, interest only and inverse interest only, and principal only securities; “Agency RMBS” refers to RMBS representing interests in or obligations backed by pools of residential mortgage loans issued or guaranteed by a federally chartered corporation, such as the Federal National Mortgage Association (“Fannie Mae”) or the Federal Home Loan Mortgage Corporation (“Freddie Mac”), or an agency of the U.S. government, such as the Government National Mortgage Association (“Ginnie Mae”); “IOs” refers collectively to interest only and inverse interest only mortgage-backed securities that represent the right to the interest component of the cash flow from a pool of mortgage loans; “POs” refers to mortgage-backed securities that represent the right to the principal component of the cash flow from a pool of mortgage loans; “ARMs” refers to adjustable-rate residential mortgage loans; “Agency ARMs” refers to Agency RMBS consisting of adjustable-rate and hybrid adjustable-rate RMBS; “Agency IOs” refers to Agency RMBS comprised of IOs; “residential securitized loans” refers to prime credit quality residential ARM loans held in securitization trusts; “CMBS” refers to commercial mortgage-backed securities comprised of commercial mortgage pass-through securities, as well as IO or PO securities that represent the right to a specific component of the cash flow from a pool of commercial mortgage loans; “multi-family securitized loans” refers to the commercial mortgage loans included in the Consolidated K-Series; “CDO” refers to collateralized debt obligation; and “CLO” refers to collateralized loan obligation.

When used in the press release, the term "adjusted portfolio margin" refers to the portfolio margin for our investment portfolio excluding all assets and liabilities of the Consolidated K- Series other than the securities issued by the Consolidated K-Series that are owned by the Company.

About New York Mortgage Trust

New York Mortgage Trust, Inc. is a Maryland corporation that has elected to be taxed as a real estate investment trust (“REIT”). The Company invests in mortgage-related and financial assets and targets multi-family CMBS and Agency RMBS, including Agency RMBS consisting of adjustable-rate and hybrid adjustable-rate RMBS and Agency IOs consisting of interest only and inverse interest only RMBS that represent the right to the interest component of the cash flow from a pool of mortgage loans.

When used in this press release, in future filings with the Securities and Exchange Commission (“SEC”) or in other written or oral communications, statements which are not historical in nature, including those containing words such as “believe,” “expect,” “anticipate,” “estimate,” “plan,” “continue,” “intend,” “should,” “would,” “could,” “goal,” “objective,” “will,” “may” or similar expressions, are intended to identify “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions.

Forward-looking statements are based on the Company’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to it. These beliefs, assumptions and expectations are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to the Company. If a change occurs, the Company’s business, financial condition, liquidity and results of operations may vary materially from those expressed in its forward-looking statements. The following factors are examples of those that could cause actual results to vary from the Company’s forward-looking statements: changes in interest rates and the market value of the Company’s securities; changes in credit spreads; the impact of the downgrade of the long-term credit ratings of the U.S., Fannie Mae, Freddie Mac, and Ginnie Mae; market volatility; changes in the prepayment rates on the mortgage loans underlying the Company’s investment securities; increased rates of default and/or decreased recovery rates on the Company’s assets; the Company’s ability to borrow to finance its assets; changes in government regulations affecting the Company’s business; the Company’s ability to maintain its qualification as a REIT for federal tax purposes; the Company’s ability to maintain its exemption from registration under the Investment Company Act of 1940, as amended; and risks associated with investing in real estate assets, including changes in business conditions and the general economy. These and other risks, uncertainties and factors, including the risk factors described in the Company’s periodic reports filed with the SEC, could cause the Company’s actual results to differ materially from those projected in any forward-looking statements it makes. All forward-looking statements speak only as of the date on which they are made. New risks and uncertainties arise over time and it is not possible to predict those events or how they may affect the Company. Except as required by law, the Company is not obligated to, and does not intend to, update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

For Further Information

CONTACT:	AT THE COMPANY Steven R. Mumma CEO, President Phone: (212) 792-0109 Email: smumma@nymtrust.com

FINANCIAL TABLES FOLLOW

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(amounts in thousands, except per share amounts)
(unaudited)

	For the Three Months		For the Six Months
	Ended June 30,		Ended June 30,
	2012	2011	2012	2011
INTEREST INCOME:
Investment securities and other	$4,759	$5,052	$10,306	$7,316
Multi-family loans held in securitization trusts	18,804	-	31,004	-
Residential mortgage loans held in securitization trusts	1,428	1,430	2,772	2,860
Total interest income	24,991	6,482	44,082	10,176

INTEREST EXPENSE:
Investment securities and other	500	355	952	694
Multi-family collaterized debt obligations	17,541	-	29,115	-
Residential collaterized debt obligations	332	356	691	735
Securitized debt	277	-	277	-
Subordinated debentures	500	470	999	936
Total interest expense	19,150	1,181	32,034	2,365

NET INTEREST INCOME	5,841	5,301	12,048	7,811

OTHER INCOME (EXPENSE):
Provision for loan losses	(59)	(391)	(289)	(1,024)
Income from investment in limited partnership and limited liability company	358	499	728	1,283
Realized (loss) gain on investment securities and related hedges, net	(443)	3,283	626	5,474
Unrealized gain (loss) on investment securities and related hedges, net	171	(695)	(701)	(735)
Unrealized gain on multi-family loans and debt held in securitization trusts	2,205	-	4,228	-
Total other income	2,232	2,696	4,592	4,998

General, administrative and other expenses	2,659	3,454	5,327	5,747
Total general, administrative and other expenses	2,659	3,454	5,327	5,747

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	5,414	4,543	11,313	7,062
Income tax expense	467	363	467	363
INCOME FROM CONTINUING OPERATIONS	4,947	4,180	10,846	6,699
Income from discontinued operation – net of tax	42	9	33	4
NET INCOME	4,989	4,189	10,879	6,703
Net (loss) income attributable to noncontrolling interest	(148)	20	(97)	20
NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$5,137	$4,169	$10,976	$6,683

Basic income per common share	$0.34	$0.44	$0.75	$0.71
Diluted income per common share	$0.34	$0.44	$0.75	$0.71
Dividends declared per common share	$0.27	$0.22	$0.52	$0.40
Weighted average shares outstanding-basic	15,262	9,447	14,630	9,440
Weighted average shares outstanding-diluted	15,262	9,447	14,630	9,440

NEW YORK MORTGAGE TRUST, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in thousands, except share and per share amounts)

	June 30,	December 31,
	2012	2011
	(unaudited)
ASSETS
Investment securities available for sale, at fair value (including pledged securities of $131,449 and $129,942, respectively)	$157,886	$200,342
Investment securities available for sale, at fair value held in securitization trust	21,466	-
Residential mortgage loans held in securitization trusts (net)	196,378	206,920
Multi-family loans held in securitization trusts, at fair value	3,854,884	-
Derivative assets	274,716	208,218
Investment in limited partnership	1,530	8,703
Cash and cash equivalents	8,621	16,586
Receivable for securities sold	-	1,133
Receivables and other assets	62,425	40,803
Total Assets	$4,577,906	$682,705

LIABILITIES AND EQUITY
Liabilities:
Financing arrangements, portfolio investments	$138,871	$112,674
Residential collateralized debt obligations	190,637	199,762
Multi-family collateralized debt obligations, at fair value	3,768,116	-
Securitized debt	26,044	-
Derivative liabilities	3,213	2,619
Payable for securities purchased	273,981	228,300
Accrued expenses and other liabilities	19,053	8,043
Subordinated debentures	45,000	45,000
Total liabilities	4,464,915	596,398
Commitments and Contingencies
Equity:
Stockholders’ equity
Common stock, $0.01 par value, 400,000,000 authorized, 17,369,374 and 13,938,273 shares issued and outstanding at June 30, 2012 and December 31, 2011, respectively	174	139
Additional paid-in capital	165,785	153,710
Accumulated other comprehensive income	15,919	11,292
Accumulated deficit	(68,887)	(79,863)
Total stockholders' equity	112,991	85,278
Noncontrolling interest	-	1,029
Total equity	112,991	86,307
Total Liabilities and Equity	$4,577,906	$682,705